Exhibit 10.13
Amendment to
American Reprographics Company
2005 Employee Stock Purchase Plan
Effective September 29, 2006, the American Reprographics Company 2005 Employee Stock

Purchase Plan, as adopted on January 10, 2005 by the Board of Directors of American

Reprographics Company, is amended by restating section 7(c) thereof to read as follows:
(c) In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. Notwithstanding anything to the contrary, during any calendar year, no Participant may purchase under this Plan in excess of the lesser of (i) 400 shares of Common Stock, or (ii) a number of shares of Common Stock having an aggregate Fair Market Value (determined on the date of the purchase(s)) of $25,000.

Amendment to
American Reprographics Company
2005 Employee Stock Purchase Plan
Offering Document
Effective September 29, 2006, the offering document for the American Reprographics
Company 2005 Employee Stock Purchase Plan, as adopted on January 10, 2005 and amended and restated on December 20, 2005, by the Board of Directors of American
Reprographics Company, is amended by restating section 3(d) thereof to read as follows:
(d) The maximum aggregate number of shares of Common Stock available to be purchased by all Participants on a Purchase Date will be the number of shares of Common Stock then remaining available under the Plan. If the aggregate purchase of shares of Common Stock upon exercise of Purchase Rights granted under the Offering would exceed the maximum aggregate number of shares available, the Board shall make a pro rata allocation of the shares available in a uniform and equitable manner. Notwithstanding anything to the contrary, during any calendar year, no Participant may purchase under this Plan in excess of the lesser of (i) 400 shares of Common Stock, or (ii) a number of shares of Common Stock having an aggregate Fair Market Value (determined on the date of the purchase(s)) of $25,000.